EXTENSION AGREEMENT AND AMENDMENT




         This Agreement is made this 24th day of April, 1996 by and between Bailey Corporation ("Bailey") and Bailey Manufacturing Corporation ("BMC"), both Delaware corporations of Seabrook, New Hampshire; and The Boler Company, a Delaware corporation of Itasca, Illinois ("Boler"),

                                   WITNESSETH

         In consideration of the mutual covenants contained herein, the parties agree as follows, to wit:

1. Recitals.

         1.1 On July 1, 1993, BMC acquired certain assets and operations from Boler.

         1.2 In part payment for the purchase price, BMC and Bailey as co-makers executed a non-negotiable promissory note in favor of Boler in the principal amount of $5,046,730 (the "Fixed Asset Note")..

         1.3 By its terms, the Fixed Asset Note provided that July 1, 1996 is the "Fixed Asset Note Extension Date". Interest on the Fixed Asset Note was to be paid semi-annually as accrued, commencing six months from the date of issue. To date, all accrued interest scheduled to be paid has been timely paid to Boler.

         1.4 The Fixed Asset Note provides that the principal amount of the Fixed Asset Note will be increased by a factor of 17.65% plus interest on the amount determined by this factor from July 1, 1993 through the Fixed Asset Note Extension Date at a rate of 8% per annum if it is not paid in full on the Fixed Asset Note Extension Date.

         1.5 BMC and Bailey have requested Boler to reschedule the Fixed Asset Note Extension Date. Boler has agreed to do so, and in consideration of that indulgence, BMC and Bailey have agreed to accept an increase in the rate of interest on the Fixed Asset Note.

2. Extension and Amendment. The Fixed Asset Note is hereby amended as follows:

         2.1 The Fixed Asset Note Extension Date is extended to the earlier to occur of November 1, 1996 or the date of any transaction, or of the culmination of a series of transactions, by which a majority of the shares of the voting stock of either BMC or Bailey is sold or otherwise changes hands or by which more than one half of the assets




(as determined by their book value) of either BMC or Bailey is sold or otherwise changes hands. The first sentence of Section 1 of the Fixed Asset Note and the payment schedule at the top of page 2 on the Fixed Asset Note are hereby amended accordingly.

         2.2 The rate of interest on the unpaid principal balance of the Fixed Asset Note is increased to Nine percent (9%) for the period from July 1, 1996 to and including the Fixed Asset Note Extension Date established in accordance with
Section 2.1 (the "Extension Period"). Interest accrued during the Extension Period, increased in accordance with the preceding sentence, shall be payable on the Fixed Asset Note Extension Date, as rescheduled in accordance with Section
2.1 above.

         2.3 The parties further agree that each of the Collateral Agreements (as that term is defined in the Agreement of Purchase and Sale, dated July 1, 1993 amongst the parties hereto) and the Agreement of Purchase and Sale itself shall be (and hereby is) amended consistent with the foregoing amendments of the Fixed Asset Note, and each party agrees on request of any other party to execute further documents evidencing these amendments to each of the Collateral Agreements and to the Agreement of Purchase and Sale.

3. Reaffirmation. Subject only to the foregoing extension and amendment, BMC and Bailey hereby reaffirm and ratify the original terms and conditions of the Fixed Asset Note and of each of the Collateral Agreements. BMC and Bailey each waives any defenses to the Fixed Asset Note and each of the Collateral Agreements which might be otherwise asserted in consequence of the modifications agreed to herein by the parties to the Fixed Asset Note and each of the Collateral Agreements.

4. Miscellaneous. This Agreement shall be governed by the laws of State of Delaware without regard to conflict of law principles. The Agreement shall be binding upon the parties hereto, their successors in interest and assigns. Nothing in this Agreement shall be deemed to modify any of the rights or obligations of each of the parties under the Agreement of Purchase and Sale dated July 1, 1993, nor shall it be construed as in any fashion modifying, limiting, waiving or affecting any of the rights or obligations of Boler under an Intercreditor Agreement, dated July 1, 1993 between Boler and BayBank.







         In witness whereof, the parties have by their officers duly authorized set their hands and seals this 24th day of April, 1996.


ATTEST                     BAILEY CORPORATION

/s/   William A. Taylor    By:  /s/ Roger Phillips
- -----------------------         ------------------
                           Its:  President & CEO
                                 Duly Authorized


ATTEST                     BAILEY MANUFACTURING CORPORATION

/s/   William A. Taylor    By:  /s/ Roger Phillips
- -----------------------         ------------------
                           Its:  President & CEO
                                 Duly Authorized


ATTEST                     THE BOLER COMPANY.

/s/   Nancy B. Coons       By:  /s/ John M. Gaynor
- --------------------            ------------------
                           Its:  Vice President
                                 Duly Authorized